Exhibit 2.10

The ASX Austraclear Registry and IPA Services Agreement

Between

Austraclear Services Limited (“ACSL”)

ABN 28 003 284 419

and

Aktiebolaget Svensk Exportkredit (“Issuer”)

Registration no. 556084-0315

Details

Parties	ACSL and Issuer

ACSL	Name	Austraclear Services Limited

	ABN	28 003 284 419

	Address	20 Bridge Street
Sydney NSW 2000

	Telephone	612 8298 8476

	Fax	612 9256 0456

	Email	sfe.registry@asx.com.au

	Attention	Manager, Clearing and Settlement Operations

Issuer	Name	Aktiebolaget Svensk Exportkredit

	Registration no.	556084-0315

	Address	P.O.Box 16368

Västra Trädgårdsgatan 11B

SE-103 27 Stockholm

Sweden

	Telephone	+46-8-613 83 00

	Fax	+46-8-411 48 13

	Email	MiddleOffice@sek.se

	Attention	Head of Middle Office

	Is the Issuer acting as trustee?	Yes ☐	No ☒

	If yes, specify:	Trust name:

Trust deed parties:

Trust deed date:

Category of Issuer	Austraclear Participant	Yes ☐	No ☒

	If yes, specify Participant Code	[ ]

	If no, will a third party Austraclear Participant, other than ACSL, act as Issuer Representative for the Issuer?	Yes ☐	No ☒

If yes, specify details of Issuer Representative

Name	[ ]

ABN / ACN / ARBN	[ ]

Participant Code	[ ]

Address	[ ]

Telephone	[ ]

Fax	[ ]

Email	[ ]

Attention	[ ]

1

Types of Notes (tick all boxes that apply) See the Standard Terms for definitions of the different types of Notes	☒ ☒ ☒	Registered Notes Registered Notes (convertible to Paper Securities) Paper Securities

Services (tick all boxes that apply)	☒	Issuing #Not available If Issuer is an Austraclear Participant which has a technical connection to the System#

	☒	for Registered Notes only, registry

	☒	paying #Not available if Issuer is an Austraclear Participant which has a technical connection to the System#

	☒	calculation # Available only In respect of certain types of Interest-bearing Notes: see clause 17.1 of the Standard Terms #

	☐	withholding tax collection #Collection services in relation to withholdings required by countries other than the US must be discussed and specified as additional terms#

		If collection services are	US	As agreed separately
		required, specify country	from time to time

Other reports	Quarterly holding reports

Additional terms	Not applicable

Process agent	Is the Issuer incorporated in	Yes ☐	No ☒
Australia?

	If no, is the Issuer registered as a foreign company in Australia?	Yes ☐	No ☒

If no, specify details of process agent acting through an office in Australia

	Name	Dabserv Corporate Services Pty Ltd

	ABN	73 001 824 111

	Address	Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia

	Telephone	+61 2 9296 2000

	Fax	+61 2 9296 3999

	Email	amanda.hough@mallesons.com

	Attention	Amanda Hough

The Issuer must provide ACSL with evidence that the process agent specified above has accepted its appointment as process agent.

Recitals	A	The Issuer proposes to issue Notes from time to time under the Issue Terms.

	B	The Issuer has requested and ACSL has agreed to provide the Issuer with the Services on the terms set out in this agreement.

2

Date of agreement	28 September 2009

3

General

1          About the Services Agreement

The Services Agreement is made up of this agreement and The ASK Austraclear Registry and IPA Services Standard Terms (as published by ACSL from time to time and available online at www.asx.com.au (“Standard Terms”)) and any agreement in writing signed by both parties setting out the basis on which additional services will be provided under clause 3 of this agreement (“Additional Service Terms”).

This agreement, the Standard Terms and the Additional Service Terms (if any) should be read together. Terms used in this agreement and the Standard Terms are explained in Part G (Interpretation) of the Standard Terms.

ACSL may change the Standard Terms from time to time. ACSL will notify the Issuer of any change to the Standard Terms which will take effect upon the earlier of:

(a)        the Issuer notifying ACSL of its acceptance of the change;

(b)        the Issuer requesting ACSL to provide a Service after notification of the change (for example, by requesting ACSL to provide a Service in relation to a new issue of Notes); or

(c)        the expiration of 20 Business Days from the date of notification of the change, if the Issuer has not within that time notified ACSL that it does not accept the change.

2          Appointment

The Issuer appoints ACSL as its agent to provide one or more of the following services (“Services”):

(a)          issue Notes (see Part B of the Standard Terms);

(b)          maintain the Register and provide registry services (see Part C of the Standard Terms);

(c)          make payments of principal and interest (see Part D of the Standard Terms);

(d)          notify calculations (see Part E of the Standard Terms);

(e)          provide collection services in relation to foreign withholding taxes (see Part F of the Standard Terms),

If the service is nominated in the Details, together with any additional services agreed in accordance with clause 3, on the terms and conditions of the Services Agreement.

ACSL accepts its appointment in respect of the nominated services.

3          Additional services

The Issuer and ACSL may, from time to time, agree that ACSL will perform additional services in connection with transactions associated with the System. Any such agreement will be effective only if in writing signed by both parties. The additional services form part of the Services and will be subject to the terms and conditions of the Services Agreement.

In addition, if ACSL determines that there are functions the Issuer must perform which are not included in the Services and it is desirable for ACSL to perform them, it may give notice to the Issuer requesting the Issuer’s consent to include those functions within the Services. If the Issuer consents to the request, the additional functions form part of the Services and will be subject to the terms and conditions of the Services Agreement.

4          Additional terms

If any additional terms are set out in the Details these also form part of this agreement. If the additional terms are inconsistent with the Standard Terms, the additional terms prevail to the extent of the inconsistency.

5          Operating Rules

If the Issuer is an Austraclear Participant, ACSL is not responsible for ensuring that the Issuer complies with the Operating Rules.

6          Indemnity and exclusion of liability

6.1       Indemnity by the Issuer

The Issuer indemnifies ACSL against any liability or loss arising from, and any Costs incurred in connection with:

(a)           ACSL’s appointment under the ServicesAgreement or any activities undertaken in connection with the Services Agreement (including any claim in connection with ACSL’s obligations under Part F of the Standard Terms), provided that, in the case of any claim of any third party in connection with an Erroneous Payment, ACSL has complied with its obligation to pay Compensation to the Issuer in respect

4

of the Erroneous Payment under clause 6.2; and

(b)           without limiting the generality of clause 6.1(a), the payment of any amount (including in respect of Interest or Maturity Proceeds) in respect of any Note or Purported Note to its Owner (even if the payee may have a defective title or no title to the Note or Purported Note). This includes any liability, loss or Costs in connection with the Issuer’s failure to ensure sufficient funds are available to ACSL to make the payment.

The Issuer agrees to pay an amount equal to any liability or loss and any Costs of the kind referred to in this indemnity incurred by ACSL’s Related Entities and the respective officers, employees, agents and attorneys of ACSL and its Related Entitles (“Protected Person”).

The amounts referred to in the preceding paragraphs are not payable to the extent that they are due to fraud by ACSL or the Protected Person.

The Issuer agrees to pay amounts due under this clause 6.1 on demand from ACSL.

6.2       Compensation

If the Issuer has complied with its obligations under the provisions of the Standard Terms relating to payments to ACSL to enable ACSL to make payments of principal and/or interest (currently clause 14.3) and ACSL makes an Erroneous Payment, ACSL agrees to pay Compensation to the Issuer and for these purposes:

Compensation means an amount calculated as follows:

C =          EP x R x D

 365

where:

EP is the amount of the Erroneous Payment;

R is the ESA Interest Rate shown on the RITS Information Facility, and represents the interest rate paid by the Reserve Bank of Australia on overnight balances in Exchange Settlement Accounts expressed as a percentage rate per annum; and

D is the number of days from and including the due date of the payment to but excluding the date the correct payment is made.

Erroneous Payment means a payment by ACSL which is:

(a)     erroneously made to a person or account otherwise than as agreed; or

(b)     made on a day later than when it is due.

ACSL is not liable for any consequential loss arising from any Erroneous Payment.

No Compensation is payable to the extent any Erroneous Payment is due to fraud by the Issuer.

ACSL agrees to pay Compensation due under this clause 6.2 on demand from the Issuer within 20 Business Days of the date of the Erroneous Payment (or, if earlier, the due date of such payment). ACSL will have no obligation to pay Compensation if the Issuer’s demand is made after this period of time.

6.3       Issuer acknowledgments

The issuer agrees that the payment of Compensation by ACSL under clause 6.2 satisfies in full ACSL’s obligations to the Issuer in connection with any Erroneous Payment.

6.4       Claims under indemnity by the Issuer

If ACSL becomes aware of a claim, demand or action that may result in amounts being payable by the Issuer under clause 6.1 (a “Claim”), ACSL must notify the Issuer.

6.5       Conduct of claims

ACSL and the Issuer agree that:

(a)        if ACSL or the Protected Person, as the case may be, does not defend a Claim, or does not act reasonably diligently in doing so, the Issuer may, at its Cost, assume the defence of the Claim and retain legal advisers approved by ACSL or the Protected Person (not to be unreasonably withheld or delayed); and

(b)        ACSL or the Protected Person may retain, at its Cost, separate legal advisers and participate in the defence of the Claim conducted by the Issuer.

6.6       Limit on indemnity by the Issuer

The Issuer need not make any payment under clause 6.1 in respect of a Claim which is settled without the consent of the Issuer (not to be unreasonably withheld or delayed).

6.7       Exclusion of liability

Except as set out in clause 6.2, ACSL is not liable for any claim, loss, damage or Cost incurred by the Issuer or any other person in connection with ACSL’s appointment under the Services

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Agreement or any activities undertaken by ACSL in connection with the Services Agreement.

This exclusion of liability applies even if the claim, loss, damage or Cost incurred by the Issuer or other person is due to the negligence of ACSL or a Protected Person, but does not apply to the extent that it is due to fraud by ACSL or a Protected Person.

To the extent permitted by law, any implied warranties are excluded.

6.8       Limitation of liability

Except as set out in clause 6.2 and other than in relation to any liability that has already been excluded by clause 6.7, any liability of ACSL for any claim, loss, damage or Cost arising from or incurred in connection with ACSL’s appointment under the Services Agreement or any activities undertaken by ACSL in connection with the Services Agreement will not in any event (and whether or not that liability involves negligence) exceed $100 per event. This clause does not apply in the case of fraud by ACSL or a Protected Person.

6.9       Application

Each exclusion or limitation of liability applicable to ACSL also applies to protect each Protected Person.

7          Fees

The Issuer agrees to pay the fees specified in the Standard Terms and any additional fees, costs and other amounts as set out in the Standard Terms.

8          General

8.1       Counterparts

This agreement may consist of a number of copies each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

8.2       Governing law

This agreement is governed by the law in force in New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

8.3       Serving documents

Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at the address for service of notices of the party or its process agent specified in the Details in accordance with the Standard Terms .

8.4       Appointment of process agent

Without prejudice to any mode of service allowed under any relevant law, the Issuer (other than an issuer incorporated, or registered as a foreign company, in Australia):

(a)        Irrevocably appoints the process agent specified in the Details as its process agent to receive any document in an action in connection with the Services Agreement; and

(b)        agrees that failure by the process agent to notify the Issuer of the receipt of any document in an action in connection with the Services Agreement will not invalidate the action concerned.

The Issuer agrees that service of documents on its process agent is sufficient service on it.

If for any reason the process agent ceases to act as process agent, the Issuer must immediately appoint another person acting through an office in Australia, as its process agent and ensure that the replacement process agent accepts its appointment and confirms its appointment to ACSL.

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Signing page

Each attorney who executes this agreement on behalf of a party declares that the attorney has no notice of the revocation or suspension of the power of attorney under which the attorney executes this agreement.

SIGNED by AUSTRACLEAR SERVICES LIMITED (ABN 28 003 284 419) under power of attorney in the presence of:	) ) )
)
/s/ Yuonne chong	)	/s/ Kristy Huxtable
signature of witness	)	signature of attorney
)
Yuonne chong	)	Kristy Huxtable
name (please print))		name (please print)
)
	)	Company Secretary
date:	14 October 2009)	position/title (please print)

SIGNED by AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL) Organization number 556084-0315) by:	) ) )
)
	)	/s/ Lars Horneij
	)	Authorized signatory
)
	)	Lars Horneij
	)	name (please print)
)
	)	Executive Director and Head of Syndication
	)	position/title (please print)

)
	)	/s/ Catherine Beijer
	)	Authorized signatory
)
	)	Catherine Beijer
	)	name (please print)
)
	)	Legal Counsel and Head of LCM
	)	position/title (please print)

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The ASX Austraclear Registry and IPA Services Standard Terms

Effective Date:             /            /2009

Contents

Part A - General terms	1

Part B - ACSL as issuing agent	6

Part C - ACSL as Registrar	9

Part D - ACSL as paying agent	11

Part E - ACSL as calculation agent	13

Part F - ACSL as withholding tax collection agent	14

Part G - Interpretation	17

Schedule 1 - Form of Issue Notice	21

Schedule 2 - Form of Trade Notice	24

Schedule 3 - Collection Services Procedures	26

I

Part A - General terms

1                                       About the Services Agreement

1.1                             Constituent parts

The Services Agreement is made up of the agreement signed by the Issuer and ACSL, these standard terms and any agreement signed by the Issuer and ACSL setting out the basis on which additional services will be provided under clause 3 of the agreement (“Additional Service Terms”).

The agreement signed by the Issuer and ACSL, these standard terms and the Additional Service Terms (if any) should be read together. Terms used in the agreement signed by the Issuer and ACSL and these standard terms are explained in Part G (Interpretation) of these standard terms.

1.2                             Changes to the Standard Terms

ACSL may change these standard terms from time to time. ACSL will notify the Issuer of any change to these standard terms which will take effect upon the earlier of:

(a)                                  the Issuer notifying ACSL of its acceptance of the change;

(b)                                 the Issuer requesting ACSL to provide a Service after notification of the change (for example, by requesting ACSL to provide a Service in relation to a new issue of Notes); or

(c)                                  the expiration of 20 Business Days from the date of notification of the change, if the Issuer has not within that time notified ACSL that it does not accept the change.

1.3                             Austraclear not a party

The Issuer acknowledges that Austraclear is not a party to the Services Agreement and has no obligations under it.

1.4                             Place of performance

Unless otherwise agreed, ACSL will perform the Services in Sydney, Australia.

2                                            Relationship

2.1                               Limit on ACSL’s obligations and duties

The parties acknowledge that:

(a)                                  ACSL has no obligations except those set out in the Services Agreement;

(b)                                 the appointment of ACSL as agent does not mean that ACSL is a trustee for the benefit of, or is a partner of, or has a fiduciary duty to, or other fiduciary relationship with, the Issuer or any other person, except as expressly set out in the Services Agreement;

(c)                                  ACSL does not act as principal in any transaction performed as part of the Services and incurs no liability as principal;

(d)                                 ACSL does not warrant that the Services, or ACSL’s method of performing them, are suitable for the Issuer’s purposes; and

(e)                                  unless otherwise expressly agreed in the Services Agreement:

(i)                                     ACSL only provides Services in respect of Notes which are lodged in the System; and

(ii)                                  ACSL’s appointment to provide Services in respect of Notes which are lodged in the System will automatically terminate if those Notes are uplifted (see clause 6.2).

2.2                             Issuer bound by ACSL’s actions

The Issuer agrees to be bound by anything properly done by ACSL in accordance with the Services Agreement.

2.3                             Agents, attorneys and delegates

ACSL may engage agents and attorneys to perform any of the Services. ACSL may also delegate any of its rights or obligations under the Services Agreement with the consent of the Issuer.

2.4                             Other roles of ACSL

ACSL may engage in any kind of other business with the Issuer or any of its Related Entities and may accept fees and other consideration in connection with any other arrangement as if it were not the Issuer’s agent and without having to account to the Issuer for any income it derives in doing so. The Issuer releases ACSL from any obligation it might otherwise have to the Issuer in relation to these matters.

2.5                             Know Your Customer

If ACSL is required to comply with any know your customer checks and the information necessary is not already available to it, the Issuer agrees to supply such documents and other evidence as is reasonably requested to enable ACSL to so comply, each in form and substance satisfactory to ACSL (acting reasonably).

2.6                             Consultation with advisers

ACSL may consult with reputable advisers satisfactory to it and the written advice of those advisers constitutes full and complete protection for ACSL with respect to any action taken or not taken in good faith and in reliance on that advice.

2.7                             Reliance and knowledge

ACSL may rely on any communication or document from the Issuer which the recipient reasonably believes to be genuine and to have been signed or sent by an Authorised Officer of the Issuer.

ACSL is taken not to be aware of anything until an Authorised Officer of ACSL with day to day responsibility for the administration of the transactions contemplated by the Services Agreement has actual knowledge of sufficient facts to ascertain that the thing has occurred (or not occurred as the case may be).

2.8                             Authorised Officers and Authorised Signatories

If the Issuer is not an Austraclear Participant, ACSL need not provide any Services until it has received a list of each Authorised Officer of the Issuer together with a certified copy of their signatures.

If the Issuer is an Austraclear Participant, ACSL may for the purposes of the Services Agreement rely on the list of Authorised Signatories lodged by the Issuer with Austraclear under the Operating Rules.

3                                         Fees

The Issuer agrees to pay fees for the Services as determined by ACSL from time to time.

Fees are payable within 20 Business Days of ACSL providing an invoice to the Issuer.

If the Issuer does not pay fees in full by the due date for payment, the Issuer agrees to pay interest on any outstanding amount at the Default Rate. The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment (both before and after judgment as an independent obligation) and is calculated on actual days elapsed using a year of 365 days.

The Issuer agrees to pay interest under this clause on demand from ACSL.

The Issuer acknowledges that ACSL’s fees are exclusive of GST and subject to clause 5.

4                                         Costs and stamp duty

4.1                               Costs

The Issuer agrees to pay all Costs in connection with the negotiation, preparation, execution and completion of the Services Agreement.

4.2                             Stamp duty

The Issuer agrees to:

(a)                                  pay all stamp duty (including fines and penalties) payable and assessed in connection with the Services Agreement and any transaction contemplated by the Services Agreement; and

(b)                                 indemnify on demand ACSL against any liability for the stamp duty (including fines and penalties).

5                                       GST

5.1                               The Issuer must pay GST

In addition to the fees payable by the Issuer under clause 3, the Issuer must:

(a)                                  pay to ACSL an amount equal to the consideration for any Taxable Supply multiplied by the rate of GST under the GST Law without deduction or set-off of any other amount; and

(b)                                 pay to ACSL the amount calculated under clause 5.1(a) at the same time and manner as the relevant fees are payable.

ACSL will determine, in its sole discretion, whether or not any Taxable Supply is provided under the Services Agreement. The Issuer agrees to provide ACSL with any information reasonably requested by ACSL in order to allow it to make any such determination.

5.2                               Non taxable supplies

If any part of the fees under the Services Agreement is referable to both a Taxable Supply and anything that is not a Taxable Supply the value of any Taxable Supply is to be determined by agreement between ACSL and the Issuer.

5.3                               Tax invoices

ACSL must:

(a)                                  issue a tax invoice complying with the requirements of the GST Law to the Issuer on each Taxable Supply under the Services Agreement; and

(b)                                 include in the tax invoice all particulars required by the GST Law for the Issuer to be entitled to claim an input tax credit for the equivalent amount of GST payable to ACSL.

6                                         Termination

6.1                             Termination by either party

The Issuer or ACSL may terminate the appointment of ACSL in respect of all or some of the Services by giving the other at least 20 Business Days’ notice of its intention to do so. However, the notice must not expire in any period of 20 Business Days before the date for payment of Interest or Maturity Proceeds inclusive of the date of payment.

6.2                               Automatic termination

Unless otherwise expressly agreed in the Services Agreement, if Notes which are lodged in the System are uplifted, ACSL’s appointment to provide Services in respect of those Notes is automatically terminated.

6.3                               Effect of termination

If the appointment of ACSL in respect of all or some of the Services is terminated:

(a)                                  each party must do everything reasonably possible to mitigate any loss arising from the termination;

(b)                                 all fees due and payable under clause 3 for those Services to the date of termination must be paid on a pro rata basis up to the date of termination (and ACSL agrees to refund any prepaid fees for those Services for the period after the date of termination unless the appointment is terminated by the Issuer without cause or under clause 6.2);

(c)                                  the provisions of the Services Agreement in relation to those Services have continuing effect in respect of any rights or obligations arising before the date of termination or arising after the date of termination in respect of any act or omission occurring before the date of termination; and

(d)                                 all records maintained by ACSL in connection with those Services must be delivered to the Issuer and ACSL agrees to assist with the transfer of all information stored in electronic form to any successor agent. ACSL may retain a copy of the records on a confidential basis for audit, accounting and regulatory purposes.

6.4                             Discharge of further obligations

When the appointment of ACSL in respect of all or some of the Services is terminated, ACSL is discharged from any further obligation under the Services Agreement in relation to those Services. This discharge does not prejudice any accrued right or obligation.

7                                         Notices and other communications

7.1                             Form - all communications

Unless expressly stated otherwise in the Services Agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with the Services Agreement must be in writing, signed by an Authorised Officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

The Issuer must ensure that all details of each Authorised Officer of the Issuer (together with telephone numbers and specimen signatures) provided to ACSL are up to date.

ACSL need not comply with its obligations under the Services Agreement unless the person giving the instructions on behalf of the Issuer is an Authorised Officer of the Issuer and the instruction complies with this clause 7.

7.2                             Form - communications sent by email

Communications sent by email need not be marked for attention in the way stated in clause 7.1. However, the email must state the first and last name of the person stated to have sent the email.

Communications sent by email are taken to be signed by the person stated to have sent the email (even if not the actual sender).

7.3                             Delivery

Communications must be:

(a)                                  left at the address set out or referred to in the Details;

(b)                                 sent by prepaid ordinary post (airmail, if appropriate) to the address set out in or referred to in the Details;

(c)                                  sent by fax to the fax number set out in or referred to in the Details; or

(d)                                 sent by email to the email address set out in or referred to in the Details.

However, if the intended recipient has notified a changed address, fax number or email address, then communications must be to that address, number or email address.

7.4                             When effective

Communications take effect from the time they are received or taken to be received under clause 7.5 (whichever happens first) unless a later time is specified.

7.5                             When taken to be received

Communications are taken to be received:

(a)                                  if sent by post, three days after posting (or seven days after posting if sent from one country to another);

(b)                                 if sent by fax, at the time shown in the transmission report as the time the whole fax was sent; or

(c)                                  if sent by email:

(i)                                    when the sender receives an automated message confirming delivery; or

(ii)                                 four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first.

7.6                             Receipt outside business hours

Despite clauses 7.4 and 7.5, if communications are received or taken to be received under clause 7.5 after 4.00 pm in the place of receipt or on a non-business day in that place, they are taken to be received at 9.00 am on the next business day in that place and take effect from that time unless a later time is specified.

7.7                             Forgeries

ACSL does not incur any liability if the communication is later proven to be a forgery, an imitation or in any way false.

8                                         Power of attorney

The Issuer appoints each of ACSL and its Authorised Officers (each an “Attorney”) individually as the Issuer’s attorney to prepare and sign any instrument or obligation to be issued under the Services Agreement (and any document necessary or desirable for the issue of the instrument or obligation) and do any other things the Issuer authorises them to do.

The Issuer:

(a)                                  declares that the rights and powers given under this clause 8 remain in full force and effect until revoked by notice from the Issuer to ACSL;

(b)                                 agrees to ratify anything an Attorney does under this clause 8; and

(c)                                  indemnifies each Attorney against liability, or loss arising from, and any Costs incurred in connection with, the exercise of powers under this clause 8.

9                                         General

9.1                             Prompt performance

If the Services Agreement specifies when a party is to perform an obligation, the party agrees to perform it by the time specified. Each party agrees to perform all other obligations promptly.

9.2                             Consents

Each party agrees to comply with all conditions applicable to any consent the other party gives in connection with the Services Agreement.

9.3                               Discretion in exercising rights

Unless the Services Agreement expressly provides otherwise, a party may exercise a right or remedy or give or refuse its consent under the Services Agreement in any way it considers appropriate (including by imposing conditions).

9.4                               Partial exercising of rights

If a party does not exercise a right or remedy under the Services Agreement fully or at a given time, the party may still exercise it later.

9.5                               Indemnities

Any indemnity or exclusion of liability in the Services Agreement is a continuing obligation, independent of the a party’s other obligations under the Services Agreement and continue after the Services Agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under the Services Agreement.

9.6                             Variation and waiver

Subject to clause 1, a provision of the Services Agreement, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

9.7                               Confidentiality

Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence or contents of the Services Agreement) except:

(a)                                  to any person in connection with an exercise of rights or a dealing with rights or obligations under the Services Agreement;

(b)                                 to officers, employees, legal and other advisers and auditors of the party;

(c)                                  to any Related Entity of any party to the Services Agreement, provided the recipient agrees to act consistently with this clause 9.7;

(d)                                 with the consent of the party who provided the information (not to be unreasonably withheld or delayed);

(e)                                  as required by any law or stock exchange or any government or regulatory body.

The disclosing party must notify the non- disclosing party before it makes any disclosure under clause 9.7(e) or if that is not practicable, as soon as is reasonably practicable after disclosure.

Each party unconditionally consents to disclosures made in accordance with this clause 9.7.

9.8                             Further steps

Each party agrees (at the Cost of the Issuer) to do anything the other party reasonably asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

(a)                                  to carry out and give full effect to the Services Agreement and the rights and obligations of the parties under it;

(b)                                 to bind the other party and any other person intended to be bound under the Services Agreement (and if necessary to ratify and accept any transaction undertaken by ACSL as part of the Services); and

(c)                                  to show whether the other party is complying with the Services Agreement.

9.9                               Inability to act

Despite any other provision of the Services Agreement, no party need act if it is impossible to act due to any cause beyond its reasonable control (including act of God, war (whether declared or undeclared)„ terrorist act, riot, natural disaster, labour dispute, inability to obtain essential goods or services, failure of equipment, interruption of communications or computer facilities or law taking effect after the date of the Services Agreement).

9.10                      Entire agreement

The Services Agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on the subject matter.

9.11                        Severability

If the whole or any part of a provision of the Services Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of the Services Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of the Services Agreement or is contrary to public policy.

9.12                      Immunity

Each party represents and warrants to the other that neither it nor any asset owned by it is subject to any immunity from any suit or execution and each party irrevocably waives any right it may have to claim immunity.

9.13                      Assignment

A party may not assign or otherwise deal with its rights under the Services Agreement or allow any interest in them to arise or be varied in each case, without the consent of the other party (not to be unreasonably withheld or delayed).

Part B - ACSL as issuing agent

This part only applies if the Issuer appoints ACSL as its agent to issue Notes and provide issuing Services.

10                           Issue of Notes

10.1                 Appointment as issuing agent

The Issuer appoints ACSL as its agent to issue Notes and provide issuing Services.

10.2                      Notice requirements

If the Issuer wants to issue Notes under the Services Agreement, it must give ACSL:

(a)                                  at least 5 Business Days before the Issue Date, an Issue Notice signed by Authorised Officers. The Issue Notice must comply with clause 10.4;

(b)                                 at least 2 Business Days before the proposed Issue Date, a Trade Notice signed by Authorised Officers. The Trade Notice must comply with clause 10.3;

(c)                                  no later than the proposed Issue Date, the signed pricing supplement or equivalent document; and

(d)                                 any other information reasonably requested by ACSL and necessary to enable ACSL to perform its obligations under the Services Agreement in relation to the Notes,

unless in any particular instance ACSL agrees to accept a relevant document being given at a later time.

10.3                      Payment basis

The Issuer acknowledges that:

(a)                                  each Trade Notice must specify whether the Notes are to be issued in the System on a delivery versus payment (DvP) basis or a delivery free of payment (FOP) basis;

(b)                                 if the Trade Notice specifies that the Notes are to be issued in the System on a delivery versus payment (DvP) basis:

(i)                                     the person specified in the Trade Notice as the ‘Beneficiary’ in respect of the proceeds of settlement must be:

(A)                              (if the Issuer is an Austraclear Participant) the Issuer; or

(B)                                (if the Issuer is not an Austraclear Participant) an Austraclear Participant (other than ACSL) nominated by the Issuer; and

(ii)                                  ACSL may credit the payment amount to the Nominated Account of the Issuer (if the Issuer is an Austraclear Participant) or an Austraclear Participant nominated by the Issuer under clause 10.3(b)(i)(B) (if the Issuer is not an Austraclear Participant);

(c)                                  if the Trade Notice specifies that the Notes are to be issued in the System on a delivery free of payment (FoP) basis, the Issuer must make separate arrangements with the purchasers of the Notes for the payment of the purchase price; and

(d)                                 except as stated in clause 10.3(b)(ii), ACSL is not responsible for the payment of the purchase price for the Notes.

10.4                      Issuer confirmation

Each Issue Notice must contain a confirmation by the Issuer that the instrument or obligation referred to in the Issue Notice:

(a)                        is of a kind covered by the Services Agreement; and

(b)                       is acceptable for lodgement in the System under the Operating Rules.

10.5                      Issue of Paper Securities

If ACSL receives a valid Issue Notice relating to Paper Securities, ACSL must prepare and complete the Notes in accordance with the Issue Notice and on the Issue Date, execute them under the Power of Attorney.

10.6                      Issue of Registered Notes

If ACSL receives a valid Issue Notice relating to Registered Notes, in which the Issuer indicates that it wants ACSL as its agent to act as the registrar in respect of the Issue, ACSL must:

(a)                                  prepare and complete any document required for the issue of the Notes as specified in the Issue Notice (including any Certificate) and on the Issue Date, execute them under the Power of Attorney; and

(b)                                 enter Austraclear in the Register in relation to all the Notes comprised in the Issue.

If the Issuer has not appointed ACSL as its agent to act as the registrar in respect of the Issue, the Issuer represents and warrants to ACSL on the Issue date that Austraclear has been entered in the register in relation to all the Notes comprised in the Issue.

11                                  Deposit, withdrawal and transfer

11.1                      ACSL’s deposit obligations

On or before each Issue Date, ACSL must enter in the System in accordance with the Operating Rules details of each Issue.

On each Issue Date, ACSL must deliver the following to Austraclear to enable the Notes to be lodged in the System and credited to ACSL’s Security Record:

(a)                                  the deposit receipt relating to those Notes;

(b)                                 in the case of an Issue of Paper Securities, the executed Notes; and

(c)                                  any other documents and information required under the Operating Rules.

If a Note is a Paper Security, when lodged ACSL must ensure that the Note has the notation “Withdrawals prohibited except by the Issuer. Refer the Issuer.” included in the series description field relating to the Note in the System.

11.2                      Issue

On the Issue Date ACSL must transfer the Notes from its Security Record, on a delivery versus payment (DvP) basis or a delivery free of payment (FoP) basis (as specified by the Issuer in accordance with clause 10.3), to Security Records of the purchasers of the Notes specified in, and in accordance with, the Trade Notice.

11.3                      Issue Terms

The Issuer represents and warrants at the date of each Issue Notice that the Issue Terms of each Issue specify that:

(a)                                  Notes may not be withdrawn from the System, in the case of Paper Securities, or transferred on the Register, in the case of Registered Notes, except as permitted by the Services Agreement;

(b)                                 the Issuer may not, and must ensure that any registrar in respect of the Notes does not, register any transfer of those Notes, except as permitted by the Services Agreement; and

(c)                                  if a Note is a Registered Note, Austraclear is entered in the Register in respect of the Note and the Note is lodged in the System, Austraclear may, whenever it considers that it is desirable, instruct ACSL to record a transfer of that Note on the Register to its Recorded Owner without any consent or action of the Recorded Owner and as a consequence remove the Note from the System.

11.4                      Permitted withdrawals - Paper Securities

Paper Securities may not be withdrawn from the System, except in the following circumstances and manner:

(a)                                  ACSL must cancel a Note and deliver it to the Issuer if the Issuer notifies ACSL that it has repurchased the Note and wants to cancel the Note before its Maturity Date.  (If the Issuer is repurchasing and cancelling the Note because the Issue Terms of the Note provide that the Issuer must arrange for the Owner to hold the Note physically, the Issuer must issue a replacement security otherwise than under the Services Agreement to the Owner of the Note);

(b)                                 ACSL may allow a Note to be physically delivered to the Owner if:

(i)                                     Austraclear notifies ACSL that the Owner of a Note has stated that it needs to hold the Note physically in order to pursue any rights against the Issuer (or any other person liable on the Note) following an alleged default and that need appears to ACSL, in its absolute discretion, to be reasonable; or

(ii)                                  Austraclear exercises, or purports to exercise, any power it may have under the Operating Rules or the relevant Issue Terms or otherwise to require the Owner to withdraw the Note.

11.5                      Limits on ACSL’s responsibility for withdrawals

ACSL is not responsible:

(a)                                  for ensuring that an Owner is able to withdraw a Paper Security issued under the Services Agreement, even if clause 11.4 applies or purports to apply; or

(b)                                 for any Paper Security issued in substitution for a Paper Security withdrawn under clause 11.4(a).

11.6                      Permitted transfers - Registered Notes

Registered Notes may not be transferred on the Register except in the following circumstances and manner:

(a)                                  a transfer from Austraclear to the Issuer for the purposes of the repurchase, redemption or cancellation (whether on or before the Maturity Date) of the Notes;

(b)                                 a transfer from Austraclear to the Recorded Owner if:

(i)                                     Austraclear notifies ACSL that the Recorded Owner of a Note has stated that it needs to be registered in relation to the Note in order to pursue any rights against the Issuer (or any other person liable on the Note) following an alleged default and that need appears to ACSL, in its absolute discretion, to be reasonable; or

(ii)                                  Austraclear exercises, or purports to exercise any power it may have under the Operating Rules or the relevant Issue Terms or otherwise to require the Note to be transferred to the Recorded Owner.

A Note which is transferred to the Recorded Owner is no longer included in the Notes lodged in the System.

12                                Reports

ACSL must give the Issuer an Issuer Representatives Record Date Report, generated before the System opening on the Business Day immediately following the Books Close Date, for each Interest Date or Maturity Date.

Part C - ACSL as Registrar

This part only applies if the Issuer appoints ACSL as its agent to maintain a Register and provide registry Services in relation to Registered Notes.

13                                Register

13.1                      Appointment as registrar

The Issuer appoints ACSL as its agent to act as the registrar in respect of each Issue nominated in writing by the Issuer, on and from the Registry Date in respect of the Notes of the Issue.

13.2                      Location of Register

ACSL agrees to establish and maintain the Register in Sydney, Australia (or any other place as ACSL and the Issuer may agree).

13.3                      Issue of Registered Notes

If ACSL receives a valid Issue Notice relating to Registered Notes in which the Issuer indicates that it wants ACSL to act as the registrar in respect of the Issue, or if the Issuer otherwise notifies ACSL in writing before the Issue Date that it wants ACSL so to act, ACSL must enter Austraclear in the Register in relation to all the Notes comprised in the Issue.

13.4                      Information required in Register

ACSL must enter the following information on the Register in relation to each Note:

(a)                                  the full name and address of the holder;

(b)                                 the Issue Date;

(c)                                  the Denomination;

(d)                                 if an Interest-bearing Note, details of the Interest in relation to that Note and each Interest Date of that Note;

(e)                                  the Maturity Date;

(f)                                    if the Maturity Proceeds are not equal to the Denomination, a statement which identifies the method of determining the Maturity Proceeds;

(g)                                 if ACSL is notified in writing by the legal holder of a change in the holder’s registered address, details of the new address;

(h)                                 if the Note is redeemed or repurchased by the Issuer and cancelled by ACSL, details of the cancellation; and

(i)                                     any other information:

(i)                                     required by law;

(ii)                                  which ACSL considers necessary or desirable; or

(iii)                               which the Issuer acting reasonably notifies ACSL to enter in the Register.

13.5                      Non-recognition of interests

Except as ordered by a court of competent jurisdiction or required by law, ACSL must treat the person entered in the Register in relation to a Note as the absolute owner of that Note.

No notice of any trust or other interest in, or claim to, any Note will be entered in the Register. ACSL need not take notice of any trust or other interest in, or claim to, any Note, except as ordered by a court of competent jurisdiction or required by law.

13.6                      Other obligations of registrar

ACSL agrees to:

(a)                                  (records) keep the Register up to date;

(b)                                 (only enter Austraclear on Register) except as provided in clause 11.6, not enter any person other than Austraclear in the Register as the holder;

(c)                                  (information) give the Issuer any document or other information relating to the Issue that the Issuer reasonably requests from time to time;

(d)                                 (electronic form) maintain the Register and all related records kept by ACSL in electronic form or in any other form that ACSL considers expedient or is required by law;

(e)                                  (opening hours) keep the Register open and provide registry Services between the hours of 9.00 am and 5.00 pm on each Business Day;

(f)                                    (ABNs and tax file numbers) in relation to each issue of Notes, maintain records in accordance with applicable laws of any Australian Business Number, tax file number or exemption details provided by the registered holder;

(g)                                 (issue Certificates) if the Issue Notice for an issue of Registered Notes specifies that the Notes are to be certificated, issue Certificates     in accordance with clause 10.6;

(h)                            (cancel Certificates) if any Registered Notes are transferred on the Register under clause 11.6:

(i)                                     cancel any existing Certificate issued in the name of Austraclear and issue Austraclear with a new Certificate for the Notes not the subject of that transfer; and

(ii)                                  in the case of a transfer on the Register under clause 11.6(b), issue the relevant Recorded Owner with a Certificate for the Notes the subject of the transfer.

However, ACSL need not issue any Certificate to the Issuer or issue a balance Certificate to Austraclear if the balance is zero;

(i)                                     (replacement Certificates) if any Certificate is lost, stolen, mutilated, defaced or destroyed, issue a replacement Certificate to the registered holder on request; and

(ii)                                  (safe custody of Certificates) keep in safe custody all Certificates which it holds.

13.7                      Inspection of Register

ACSL must make a copy of the Register available for inspection:

(a)                                  if Chapter 2C of the Corporations Act applies to the Notes, in accordance with that Chapter; and

(b)                                 otherwise, on any Business Day if the Issuer, Austraclear, any Owner or any other person authorised by law to inspect the Register has given ACSL not less than 2 Business Day’s written notice of its desire to inspect the Register.

13.8                      Delivery of documents

The Issuer must deliver to ACSL as soon as reasonably practicable after the Issue Date the original documents constituting the Issue Terms (other than the signed pricing supplement or equivalent document, if it has already been provided under clause 10.2(c)), or certified copies of them, together with a copy of the Information Memorandum. The Issuer must deliver to ACSL as soon as reasonably practicable after execution or issue any document which amends, updates or replaces the Issue Terms.

13.9                      Holding of documents

If the Issuer asks, ACSL agrees:

(a)                                  to hold in any State or Territory the original or a copy of the Issue Terms and Information Memorandum provided to it by the Issuer;

(b)                                 to provide a copy of those documents to any Owner or any other person authorised by law to receive a copy of them; and

(c)                                  to deliver those documents to any other person the Issuer directs in writing.

ACSL may charge fees for this Service as separately agreed with the Issuer from time to time.

13.10               Replacement of registrar

If a notice is given under clause 6.1 terminating the provision of registry Services by ACSL, or if ACSL’s appointment is automatically terminated under clause 6.2, the Issuer must appoint a successor agent to maintain the Register in respect of each Issue of Notes and notify ACSL of the name and address of that successor.

If a successor agent is not appointed before the termination becomes effective, the Issuer must act as the registrar in place of ACSL in respect of each Issue of Notes.

ACSL must make available the Register to the successor agent or the Issuer (as the case may be).

Part D - ACSL as paying agent

This part only applies if the Issuer appoints ACSL as its agent to make payments of principal, interest and other amounts in respect of Notes and provide paying Services.

14                                  Payments

14.1                        Appointment as paying agent

The Issuer appoints ACSL as its agent to make payments on behalf of the Issuer of principal, interest and other amounts on Notes issued under the Services Agreement in the manner provided for in the Services Agreement.

14.2                        Payments

If ACSL receives a valid Issue Notice in which the Issuer indicates that it wants ACSL to act as its paying agent in respect of the Issue, ACSL agrees to pay:

(a)                        the Maturity Proceeds for a Note on its Maturity Date;

(b)                       the Interest due on an Interest-bearing Note on each Interest Date; and

(c)                        other amounts in respect of a Note when due in accordance with the Issue Terms.

14.3                        Conditions to payment

ACSL need not comply with its obligations to make any payments on a Note under the Services Agreement unless:

(a)                                  the Issuer has by 12 noon on the due date:

(i)                                    confirmed to ACSL in writing that the payment details set out in the Issuer Representatives Record Date Report which has been sent to it by ACSL under clause 12 for the relevant payment date are correct; or

(ii)                                  supplied substitute or corrected payment details in a form satisfactory to ACSL;

(b)                                 if the Issue Terms of an Issue of Interest-bearing Notes do not provide for a fixed rate of Interest to apply to the Notes through the entire period of the Issue, the Issuer has given ACSL a notice which is received at least 4 weeks before the Interest Date and which specifies the rate of Interest for the Interest Period to which the notice applies. This clause does not apply where ACSL is appointed to provide calculation agency Services in respect of the Notes in accordance with clause 16; and

(c)                                  ACSL has received in Australian dollars in immediately available funds into the Payment Account by no later than 3.30 pm on the due date, an amount sufficient (together with any funds then held by ACSL which are available for that purpose) to pay the principal, interest or other amounts due under the Note on that date.

14.4                        Manner of payments by ACSL

Subject to clause 14.6 and 17, ACSL agrees to make payments of principal and interest on a Note to the Owner of the Note:

(a)                                  in accordance with the payment details confirmed or supplied by the Issuer (as applicable) under clause 14.3(a);

(b)                                 in full without set-off or counterclaim and without any deduction in respect of taxes unless prohibited by law; and

(c)                                  by payment into the account of the Owner in accordance with the Operating Rules.

14.5                        Trust

All amounts held by ACSL for the payment of principal and interest on any Notes (other than any deductions under clause 14.4 or 14.6) are held in trust for the benefit of the persons entitled to them until those amounts have been paid to them or otherwise dealt with in accordance with the Services Agreement.

If any amount held by ACSL in respect of any Notes remains unclaimed at the end of one year after the relevant payment of principal, interest or other amount has become due and payable, ACSL agrees to pay that amount to the Issuer, together with any interest received by ACSL in respect of such amount.

On payment, the trust in relation to those amounts terminates and ACSL has no further liability in respect of those amounts.

14.6        Tax reporting

If ACSL effects a payment of interest in the System on behalf of the Issuer, ACSL may report the payment of Interest, and may, despite clause 14.4, if appropriate, deduct tax file number withholding tax from the payment and pay it to the relevant fiscal or other authority.

15           Paper Securities presented at maturity

ACSL must:

(a)           retain each Paper Security presented to ACSL for payment of principal at maturity (whether on or after its Maturity Date);

(b)           notify the Issuer of the retention;

(c)           if requested by the Issuer, promptly return to the Issuer, or destroy, each such Paper Security; and

(d)           if the Issuer has not requested return or destruction within 12 months, give the Issuer at least 20 Business Days’ notice of any intention to destroy each such Paper Security.

Part E - ACSL as calculation agent

This part only applies if the Issuer appoints ACSL as its agent to report calculations in respect of Notes.

16           Calculation Agency Services

16.1        Appointment as calculation agent

The Issuer appoints ACSL as its agent (calculation agent) to report calculations, on the terms of the Services Agreement, in respect of each Issue of the following types of Interest- bearing Notes nominated in writing by the Issuer:

(a)           Notes that bear Interest at a fixed rate; or

(b)           Notes that bear Interest at a floating rate calculated by reference to BBSW plus a margin,

(“Relevant Notes”).

16.2        ACSL’s duties to report calculations

If ACSL, receives a valid Issue Notice relating to Relevant Notes, in which the Issuer indicates that it wants ACSL to act as its calculation agent in respect of the Issue, ACSL agrees:

(a)           (advise amount) to advise the Issuer, by providing an Issuer Representatives Record Date Report under clause 12, of the amount which the System has calculated is payable by the Issuer in respect of each Relevant Note on the Maturity Date, each Interest Date or any other payment date; and

(b)           (incidental acts) to perform all other duties reasonably incidental to the Services to be provided under this clause 16,

in accordance with the Issue Terms.

16.3        Issuer’s obligations

For each Series of Relevant Notes, the Issuer must provide to ACSL all documents and other information that ACSL reasonably requires in order for ACSL to properly fulfil its duties as calculation agent under the Services Agreement.

Part F - ACSL as withholding tax collection agent

This part only applies if the Issuer appoints ACSL as its agent in relation to US withholding taxes. Collection Services in relation to withholdings required by countries other than the US must be discussed and specified as additional terms in the agreement signed by the Issuer and ACSL.

17           US withholdings

17.1        Appointment as withholding tax collection agent

The Issuer appoints ACSL as its agent to deduct or withhold from payments made in respect of the Notes of each Issue nominated in writing by the Issuer (each a “Nominated Issue”), and to remit to the Issuer, the amounts deducted or withheld in respect of any taxes imposed by the United States in the manner provided for in the Services Agreement.

17.2        IRS Notification

Before the first payment of interest made in respect of a Nominated Issue, the Issuer agrees to:

(a)           give notice to the United States Internal Revenue Service (“IRS”) as required by Treasury Regulations Section 1.1441-7(c)(3) indicating that:

(i)            ACSL is acting as an authorised foreign agent for the Nominated Issue; and

(ii)           the Issuer remains fully liable for the acts of ACSL and the Issuer will not assert (and agrees to waive) any defence that may otherwise be available (including under common law principles of agency) in order to avoid tax liability under the Internal Revenue Code of 1986 (“Code”); and

(b)           give a copy of the notice (together with proof of delivery) to ACSL.

17.3        ACSL’s obligations

If ACSL receives:

(a)           a valid Issue Notice in which the Issuer indicates that it wants ACSL to act as its withholding tax collection agent in respect of the Issue; and

(b)           a copy of the applicable IRS Notification,

then despite clause 14.4, in connection with any payments made on the Notes of the Issue, ACSL agrees to:

(c)           deduct or withhold and remit to the Issuer any amount ACSL is instructed by the Issuer to deduct or withhold in respect of any taxes imposed by the United States as referred to in the Issue Terms, in accordance with the applicable procedures contained in schedule 3 (“Collection Services Procedures”);

(d)           collect from each Owner to whom any payment in connection with the Notes of a Nominated Issue is to be made all completed United States tax forms which that Owner (and any underlying beneficial owners if the Owner is an intermediary or transparent entity) is required by law to complete in connection with that payment to reduce or eliminate withholding (such as Forms W-8BEN, W-8ECI, W-8EXP, W-81MY and W-9) and if an Owner asks, to provide any blank United States tax forms they reasonably request;

(e)           if the Issuer asks, give copies of all completed United States tax forms received from any such Owner to the Issuer and, if required by the IRS, give all originals (or copies) of them to the IRS; and

(f)            make available all of its records which it reasonably considers relevant to the carrying out of its duties under this clause 17, where required in connection with any tax audit undertaken by the IRS in respect of the United States federal tax withholding;

(g)           retain all United States tax forms collected under this clause 17 (other than original forms given to the IRS under clause 17.3(e)) for 6 years and 6 months from the Maturity Date of the Notes to which those tax forms apply, or for any other period the Issuer reasonably requests and on expiry of that period (or if the Issuer asks), deliver all the forms (or copies of them) to the Issuer (or destroy them) at the Issuer’s Cost; and

(h)           retain any other certificates received in the course of carrying out the procedures contained in schedule 3 (“Collection Services Procedures”) for the period required by applicable law.

17.4        Issuer’s obligations

The Issuer agrees:

(a)           to pay amounts remitted to it by ACSL in accordance with clause 17.3 to the relevant fiscal or other authority in accordance with applicable law and give copies of the original receipts to ACSL;

(b)           it is solely responsible for complying with any information reporting or filing requirements that may arise in connection with any payment in respect of the Notes and, if applicable, for deducting or withholding and paying any taxes to the relevant fiscal or other authority;

(c)           to review at its own expense any documents relating to deduction or withholding of taxes under this clause 17 ACSL gives to the Issuer to review;

(d)           to give written instructions to ACSL with respect to the required rate of deduction or withholding of taxes under this clause 17;

(e)           to notify and keep ACSL informed of any United States tax withholding and information reporting requirements (including any changes in those requirements) imposed on ACSL as withholding tax collection agent or otherwise or for which ACSL could be responsible or liable in connection with the Notes, including the withholding and backup withholding requirements of the Code and Forms 1042, 1042-S, 1099 and 945 reporting requirements; and

(f)            to give to ACSL all confirmations, documents, forms or other information that ACSL requires or may reasonably request in connection with its appointment as withholding tax collection agent under this clause 17.

17.5        Issuer’s acknowledgments

The Issuer acknowledges that:

(a)           it is solely responsible for depositing in the manner set forth and as required by Treasury Regulations Section 1.1461-1(a) (or any other applicable provision) any tax deducted or withheld;

(b)           it is solely responsible for making and filing the returns prescribed by Treasury Regulations Section 1.1461-1(b)-(c);

(c)           despite Treasury Regulations Section 1.1461-1 (c)(4)(1)(D), ACSL need not file any information reports, unless otherwise instructed by the Issuer; and

(d)           ACSL need not evaluate claims of entitlement to treaty benefits or whether a bank is entitled to the portfolio interest exemption; and

(e)           ACSL is not responsible for any error in the amount deducted or withheld in accordance with clause 17.3 (provided that ACSL complies with the Issuer’s instructions) or for any failure to deduct or withhold if timely instructions are not received from the Issuer.

17.6        Disclaimer and confirmation

ACSL is not responsible for ensuring that the procedures contained in schedule 3 (“Collection Services Procedures”) comply with United States laws or regulations or are effective for United States tax purposes. The Issuer confirms that it has satisfied itself (including, where necessary, by reference to specialist advice) as to the suitability of those procedures having regard to the circumstances of the Issuer and the Issue.

17.7        Issuer representations about each Nominated Issue

With respect to each Nominated Issue, the Issuer represents:

(a)           the payments made in respect of the Nominated Issue are “portfolio interest” as defined in Section 871(h)(2) of the

Code and are not excluded from the definition of “portfolio interest” under Section 871(h)(4) of the Code; and

(b)           the Issuer has not been notified that any withholding certificates or other documents given by any holder are incorrect or unreliable.

17.8        Issuer representations about W-8 (or other appropriate) forms

With respect to each Nominated Issue for which the Issuer has requested the collection of W-8 (or other appropriate) forms the Issuer represents:

(a)           the Nominated Issue is in registered form within the meaning of Treasury Regulations Section 1,871-14(c)(1)(i);

(b)           the Nominated Issue is (or will be) actively traded at the time any payment will be made; and

(c)           except to the extent a holder is relying on benefits under a tax treaty:

(i)            any interest received by a bank is not being received by the bank under a loan agreement entered into in the ordinary course of its trade or business;

(ii)           no interest is being paid to a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) ; and

(iii)          no interest is being paid to a controlled foreign corporation from a related person (within the meaning of Section 864(d)(4) of the Code).

17.9        Issuer representations about TEFRA D Certificates

With respect to each Nominated Issue for which the Issuer has requested the collection of TEFRA D Certificates the Issuer represents:

(a)           the Nominated Issue is not in registered form within the meaning of Treasury Regulations Section 1.871-14(c)(1)(1);

(b)           the Issuer’s request for the certificate from holders will be timely under Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i); and

(c)           the Issuer is otherwise in compliance with Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Part G - Interpretation

18           Interpretation

18.1        Definitions

These meanings apply unless the contrary intention appears:

ACSL means Austraclear Services Limited ABN 28 003 284 419.

Austraclear means Austraclear Limited ABN 94 002 060 773.

Authorised Officer means:

(a)           in the case of ACSL, a director or secretary of ACSL or any person holding the office of:

(i)            Manager - Clearing & Settlement Operations; or

(ii)           Team Leader - Corporate Actions and Depositary,

or any person performing the functions of any of them (however that office may be described from time to time) or any other person whom ACSL notifies the Issuer is an Authorised Officer for the purposes of the Services Agreement; and

(b)           in the case of the Issuer, any person specified by the Issuer as an Authorised Officer for the purposes of the Services Agreement by a notice to ACSL accompanied by a certified copy of the person’s signature for so long as ACSL has not received notice to the contrary.

Bearer Note has the same meaning as in any applicable Issue Terms.

Business Day means any day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney, Australia.

Certificate means a certificate in respect of a Registered Note issued by ACSL on behalf of the Issuer under clause 13.

Corporations Act means the Corporations Act 2001 (Cwlth).

Costs includes costs, charges and expenses, including those incurred in connection with advisers.

Denomination means, in respect of a Note, the face (or principal) value of the Note.

Default Rate means the RBA Cash Rate Target appearing on Telerate Page 2676 (or any replacement or substitute page) as of 10.15am (Sydney time) on the date on which the calculation of the Default Rate is to be made plus 2%. If the RBA Cash Rate Target is not available, then the Default Rate will be such rate as is a commercially reasonable replacement for the RBA Cash Rate Target plus 2%.

Details means the Details set out in the Services Agreement signed by the Issuer and ACSL and incorporating these standard terms.

Exchange Date has the same meaning as in any applicable Issue Terms.

GST means:

(a)           the same as in the GST Law; and

(b)           any amount imposed as additional tax, interest, penalty, fine or other charge payable in respect of GST as defined in paragraph (a).

GST Law has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

Information Memorandum, in respect of a Note, means the information memorandum, disclosure document (as defined in the Corporations Act) or other offering document referred to in the Issue Terms, in each case prepared by, or on behalf of, and approved in writing by, the Issuer in connection with the issue of the Note, and all documents incorporated by reference in it, including any amendments or supplements to it.

Interest means, in respect of each interest Date of an Interest-bearing Note, the amount of money which is in the nature of interest to be paid in relation to the Note on the Interest Date as determined in accordance with the Issue Terms.

Interest Date means, in relation to an Interest-bearing Note, each date on which Interest is to be paid in relation to the Note.

Interest-bearing Note means a Note the terms of which provide for:

(a)           a payment to be made to its Owner on a specified date before the Maturity Date; or

(b)           a payment to be made to its Owner on the Maturity Date which is not a payment of the Maturity Proceeds.

Interest Period means, in relation to an Interest-bearing Note, and subject to the contrary being expressed in the Issue Terms:

(a)           the period commencing on, and including, the Issue Date and ending on, but excluding, the first Interest Date; and

(b)           after that period, each period commencing on, and including, an Interest Date and ending on, but excluding, the next Interest Date.

Issue means all Notes issued by the Issuer on the same terms (including the same terms as to Interest and the same Interest Dates and Maturity Date).

Issue Amount means the total of the Denomination of all Notes comprising an Issue.

Issue Date means the Business Day on which the Notes comprising an Issue are to be issued.

Issue Notice means a notice in the form set out in, and completed in accordance with, schedule 1 (“Form of Issue Notice”).

Issue Terms means the trust deed, deed poll, pricing supplement, terms and conditions or constituent documents arising on issue of Notes comprising an Issue. The Issue Terms may be set out in one or more documents.

Issuer means the person so specified in the Services Agreement. This person may be an issuer of Securities, an investor in Securities or both.

Issuer Representatives Record Date Report means, in respect of an Interest Date or the Maturity Date of an Issue, a report generated by the System and delivered to the Issuer by ACSL under clause 12 which details among other matters the amount of Interest or Maturity Proceeds payable to each Owner of Notes of the Issue on the payment date.

Maturity Date means the date on which Notes comprising an Issue mature.

Maturity Proceeds means, in respect of a Note, the amount payable on its Maturity Date that is not Interest.

Note means:

(a)           a Paper Security drawn, made, signed and completed; or

(b)           a Registered Note issued,

by, or on behalf of, the issuer in accordance with the Services Agreement.

Operating Rules means the operating rules (as defined in section 761A of the Corporations Act) of Austraclear and related procedures established from time to time by Austraclear for the conduct of the System.

Owner in relation to a Note means:

(a)           in the case of a Paper Security, the person in whose Security Record the Note is recorded;

(b)           in the case of a Registered Note in respect of which Austraclear is entered on the Register, the Recorded Owner of the Note; and

(c)           in the case of a Registered Note if paragraph (b) does not apply, the person entered on the Register in respect of the Note,

provided that, if the Note is subject to an Encumbrance under the System, the Owner of that Note is:

(i)            in the case of any payment on the Note, the Participant on whose behalf Austraclear receives or holds, or to whom Austraclear makes, the payment in accordance with the Operating Rules; and

(ii)           otherwise, that Participant in accordance with whose instructions the Operating Rules require Austraclear to act in relation to the Note.

Paper Security means:

a)             a promissory note (as defined in the Bills of Exchange Act 1909 (Cwlth));

(b)           a bank negotiable certificate of deposit; or

(c)           which is the subject of a confirmation under clause 10.4.

Payment Account means any account opened in the name of ACSL and designated by it as the payment account for the purpose of the Services Agreement.

Power of Attorney means the power of attorney granted under clause 8.

Purported Note means a document or obligation (as the case may require) which appears to Austraclear, in its absolute discretion, on its face, or otherwise purports, to be a Note and which Austraclear reasonably believes is a Note.

Recorded Owner means, in respect of a Registered Note where Austraclear is entered on the Register in respect of the Note, the person in whose Security Record that Note is recorded.

Register means the register of legal holders of Registered Notes maintained under the Services Agreement.

Registered Note means any debt obligation:

(a)           issued by ACSL on behalf of the Issuer under the Services Agreement; or

(b)           issued by the Issuer other than under the Services Agreement under an Issue if:

(i)            all the Notes in the relevant Issue are held by Participants; and

(ii)           the Issuer is a Participant and has complied with clause 2.8,

which is the subject of a confirmation under clause 10.4.

Registry Date means the Business Day notified by the Issuer to ACSL as the day on which the Issuer wants ACSL to become the registrar in respect of the Notes of an Issue.

Related Entity has the same meaning as in the Corporations Act.

Security Record means, in relation to a person, the Security Record (as defined in the Operating Rules) of the person.

Services Agreement means the agreement made up of the agreement signed by the Issuer and ACSL, these standard terms and any agreement signed by the Issuer and ACSL setting out the basis on which additional services will be provided under clause 3 of the agreement.

Services means the services in respect of which ACSL is appointed under the Services Agreement.

System means the system operated by Austraclear in Australia for holding securities and electronic recording and settling of transactions in those securities between participants of the system.

Taxable Supply means any supply (which has the same meaning as in the GST Law) made by ACSL in respect of which fees are payable.

Trade Notice means a notice in the form set out in, and completed in accordance with, schedule 2 (“Form of Trade Notice”).

18.2        Terms defined in Operating Rules

A term which has a defined meaning in the Operating Rules has the same meaning when used in the Services Agreement unless it is expressly defined in the Services Agreement, in which case the meaning in the Services Agreement applies.

18.3        References to certain general terms

Unless the contrary intention appears, in the Services Agreement:

(a)           a reference to any thing (including an amount) is a reference to the whole and each part of it;

(b)           a reference to a document (including the Services Agreement) includes any variation or replacement of it;

(c)           the word “law” includes common law, principles of equity and legislation (including regulations);

(d)           a reference to any legislation includes regulations under it and consolidations, amendments, re-enactments or replacements of any of them;

(e)           a reference to the word “regulations” includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);

(f)            a reference to the word “taxes” (and cognate expressions) includes taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any fiscal or other authority together with any related interest, penalties, fines and expenses in connection with them;

(g)           a reference to Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia;

(h)           a reference to a time of day is a reference to Sydney time;

(i)            the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(j)            a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns; and

(k)           the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

18.4        Number

The singular includes the plural and vice versa.

18.5        Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of the Services Agreement.

18.6        Next Business Day

If an event under the Services Agreement must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

18.7        Ownership

The Issuer acknowledges that:

(a)           ACSL is entitled to treat the Owner of any Note or Purported Note as its absolute owner; and

(b)           in the case of Registered Notes, Austraclear is entered in the Register in respect of those Notes but solely as nominee of each Recorded Owner of those Notes.

Schedule 1 - Form of Issue Notice

This schedule applies if the Issuer appoints ACSL to provide issuing Services.

[Name of Issuer]

[address and contact details]

Date [•]

Austraclear Services Limited

Level 4

20 Bridge St

SYDNEY NSW 2000

Ph: 612-82988476

Fax: 612-92560456

Email: SFE.Registry@asx.com.au

Attention: Manager, Clearing and Settlement Operations

Dear Sirs

Issue Notice under Services Agreement between Austraclear Services Limited and [Name of Issuer] dated [•] (“Services Agreement”)

Under clause 10.2 of the standard terms which form part of the Services Agreement, we give notice that we intend to issue Notes.

We confirm that the Notes referred to in this Issue Notice are:

•              of a kind covered by the Services Agreement; and

•              acceptable for lodgement in the System under the Operating Rules.

The Notes will be (select one):

☐            Paper Notes

☐            Registered Notes

If the Notes will be Registered Notes, they will / will not be Certificated (delete as applicable).

We confirm that the following Services are required in respect of all Notes comprising the Issue (tick all boxes that apply):

☐            Registry Services (Part C of the Services Agreement)

☐            Paying Agency Services (Part D of the Services Agreement)

☐            Calculation Agency Services (Part E of the Services Agreement)

☐            US Withholding Tax Collection Agency Services (Part F of the Services Agreement)

If US Withholding Tax Collection Agency Services are required, investors will be required under the Issue Terms to provide the following type of certificate (select one type):

☐            W-8BEN Certificate (or other appropriate documents)

☐            TEFRA D Certificate

We confirm that we have appointed ACSL as our agent to provide issuing Services, and the other Services nominated above, in respect of all Notes comprising the Issue on the terms of the Services Agreement.

We set out below details of the Notes:

General Information

Description	[specify. i.e. FRN, Fixed Interest Note, Index Linked etc]
Issuer Name	[insert]
Registrar (if not ACSL);

General Volume Units

Total Volume on Issue	[insert]
Minimum Settlement Volume	[insert]
Multiple Volume	[insert]

Corporate Action General Information

Currency	[specify] [currently AUD only]
Expected Issue Date	[specify]
Rate Rounding Decimals	[specify: 8 / [•] decimal places]
Books Close Conventions	[specify] [number of days and specify if Business or Calendar days]

[specify] Start of Business day / Close of Business day

Record Date Adjustment Convention	[specify: Floating/Modified Following/Following/Preceding/No Adjustment/other]
Payment Adjustment Convention	[specify: Floating/Modified Following/Following/Preceding/No Adjustment/other]
Corporate Action Days	[specify: NSW / VIC / SA / WA / QLD / TAS / LON / NY / other]

Corporate Action Maturity Information

Maturity Date	[insert]
Maturity Books Close Period	[insert] [Days between books close and payment date]
Capital Reducing	[specify: Yes / No / Not applicable]

Corporate Action Coupon Information

Coupon Formula	[specify: FC (Fixed) / TA (Floating) / TI (Index) / other]
Coupon Rate Rounding	[specify: 4 / [•] decimal places]
Market Reference Rate Index	[specify: i.e. BBSW]
Accrual Convention	[specify: Actual/Actual / Actual/360 / Actual/365 / 30/360 / other]
Adjustment Convention	[specify: Floating/Modified Following/Following/Preceding/No Adjustment/other]
First Payment Date	[specify]
Interest Period	[specify] [Qtly, Mthly etc]

Part G (Interpretation) of the Standard Terms which form part of the Services Agreement applies to this notice as if it was fully set out in this notice.

Yours sincerely

For and on behalf of

[Name of Issuer]

Print Name:	Print Name:

AUTHORISED SIGNATORY	AUTHORISED SIGNATORY

Schedule 2 - Form of Trade Notice

[Name of Issuer]

[address and contact details]

Date [•]

Austraclear Services Limited

Level 4

20 Bridge St

SYDNEY NSW 2000

Ph: 612-82988476

Fax: 612-92560456

Email: SFE.Registry@asx.com.au

Attention: Manager, Clearing and Settlement Operations

Dear Sirs

Trade Notice under Services Agreement between Austraclear Services Limited and [Name of Issuer] dated [•] (“Services Agreement”)

We refer to our Issue Notice dated [•] in respect of the Notes described below.

Under clause 10.2 of the Standard Terms which form part of the Services Agreement, we give notice of our instructions to trade the Notes.

Description of Notes lodged in the System

Issuer:	[insert]

Issue Date:	[insert]

Issue Amount:	[insert]

Maturity Date:	[insert]

Description (ISIN Code):	[insert]

Multiple Value:	[insert]

Instructions to trade in respect of Notes

Settlement Date:	[insert]

Settlement Basis:

☐            Delivery vs. Payment(1)

☐            Free of Payment

[Yield:	[insert]](2)

Counterparty:	[insert]

Counterparty’s Austraclear Code:	[insert]

(1)           ACSL, can provide issuing Services on a Delivery versus Payment basis whether the issuer is or is not an Austraclear Participant. However, if the issuer is not an Austraclear Participant, it must nominate an Austraclear Participant (other than ACSL) as the ‘Beneficiary’ in respect of the proceeds of settlement, to whom ACSL may separately transfer the proceeds in the Austraclear System.

(2)           Optional Information.

Payee of Proceeds of Settlement (Beneficiary)(3): [insert]

Beneficiary’s Austraclear Code:                                     [insert]

Yours sincerely

For and on behalf of

[Name of Issuer]

Print Name:	Print Name:

AUTHORISED SIGNATORY	AUTHORISED SIGNATORY

(3)   Required only where the nominated Settlement Basis is Delivery vs. Payment.

Schedule 3 - Collection Services Procedures

Part G (Interpretation) of the Standard Terms which form part of the Services Agreement between the Issuer and ACSL (“Standard Terms”), applies to this schedule as if it was fully set out in this schedule.

TEFRA D Certificate Procedures

Day	Latest Time	Action

At least 5 Business Days before the proposed Issue Date	5.00 pm

The Issuer will give ACSL an Issue Notice, in accordance with clause 11.2 of the Standard Terms, indicating whether TEFRA D Certificates (in a form provided by the Issuer) will need to be collected on its behalf.

When setting up the Issue in the System, ACSL will include in the series description field relating to the Issue a notation to the effect that the Notes are in temporary form for a period of 40 days from the Issue Date.

15 Business Days after the Issue Date	5.00 pm

ACSL will generate an Issuer Representatives Holding Report for the Notes (“Holding Report”). ACSL will email or fax to the Recorded Owners shown in the Holding Report, notice of the requirement to provide a signed TEFRA D Certificate on the Business Day following the “Determination Date” (the Determination Date, being the 40th day after the Issue Date).

1 Business Day after the Determination Date	9.00 am

ACSL will generate an Issuer Representatives Record Date Report (“Record Date Report”), which will be used as the final basis for obtaining TEFRA D Certificates. ACSL will email or fax to the Recorded Owners shown in the Record Date Report (“TEFRA D Holders”), and which have not yet provided a properly executed TEFRA D Certificate, notice of the requirement to provide a TEFRA D Certificate.

ACSL will email or fax to the Issuer a copy of the Record Date Report and a list of TEFRA D Holders which have not yet provided a TEFRA D Certificate.

3 Business Days after the Determination Date	3.00 pm

ACSL will contact by telephone or email the TEFRA D Holders which have not yet provided a TEFRA D Certificate and remind them of the consequences of not providing a TEFRA D Certificate (i.e. withholding of interest withholding tax by the Issuer).

5 Business Days after the Determination Date	3.00 pm

ACSL will collate and tally TEFRA D Certificates received from TEFRA D Holders. Based on the collated and tallied TEFRA D Certificates, ACSL will procure the execution by Austraclear of a certificate in the form provided by the Issuer (“Austraclear Certificate”) and email or fax it to the Issuer.

ACSL will email to the Issuer the name and face value of holdings of Notes of TEFRA D Holders that have failed to provide a TEFRA D Certificate by this date or provided an incomplete or illegible TEFRA D Certificate.

After sending the Austraclear Certificate to the Issuer, ACSL will amend the series description field relating to the Issue to include a notation to the effect that the Notes have become permanent in form.

5 Business Days after the Determination Date	12.00 pm

The Issuer will advise ACSL in accordance with clause 14.3 of the Standard Terms the names of the TEFRA D Holders which are to receive coupon, and the amount of such coupon (whether full or partial), based on whether a completed TEFRA D Certificate has been provided [by the required time].

Each Interest Date	4.00 pm	Subject to and in accordance with clause 14.4 of the Standard Terms, ACSL will pay partial or full coupons to the TEFRA D Holders based on the instructions received from the Issuer.

W-8 (or other appropriate) Certificate Procedures

Day	Latest Time	Action

At least 5 Business Days before the proposed Issue Date	5.00 pm

The Issuer will give ACSL an Issue Notice, in accordance with clause 11.2 of the Services Agreement, indicating whether W-8BEN Certificates (or other appropriate documents) will need to be collected on its behalf.

15 Business Days after the Issue Date	5.00 pm

ACSL will generate an Issuer Representatives Holding Report for the Notes (“Holding Report”). ACSL will email or fax to those Austraclear Participants in whose Security Records the Notes are recorded, as shown in the Holding Report, notice of the requirement to provide a signed W-8BEN Certificate (or other appropriate documents) prior to the next Interest Date.

On the Business Day immediately following each Books Close Date	9.00 am

ACSL will generate an Issuer Representatives Record Date Report (“Record Date Report”), which will be used as the final basis for obtaining W-8BEN Certificates (or other appropriate documents) in relation to the next Interest Date. ACSL will email or fax to those Austraclear Participants in whose Security Records the Notes are recorded, as shown in the Record Date Report (“W-8BEN Holders”), and which have not yet provided a W-8BEN Certificate (or other appropriate documents) or need to provide a new W-8BEN Certificate (or other appropriate documents), notice of the requirement to provide a signed W-8BEN Certificate (or other appropriate documents).

ACSL will review the W-8BEN Certificates (or other appropriate documents) to ensure that the certificates are legible, signed and dated and do not appear, on their face, to be inaccurate or unreliable. ACSL will request replacement W-8BEN Certificates (or other appropriate documents) to the extent that a document is illegible, unsigned or undated.

ACSL will email or fax to the Issuer a copy of the Record Date Report and a list of W-8BEN Holders which have not yet provided a W-8BEN Certificate (or other appropriate documents) or need to provide a new W-8BEN Certificate (or other appropriate documents).

If ACSL receives any:

(i) withholding documents other than W-8BEN Certificates;

(ii) withholding documents (including W-8BEN Certificates) claiming the benefits of an income tax treaty; or

(iii) documents (including W-8BEN Certificates) which appear to be inaccurate or unreliable,

ACSL will send copies of those documents (“Other Documents”) to the Issuer for its review by any method ACSL reasonably considers appropriate (including by email or fax).

3 Business Days prior to each Interest Date	3.00 pm

ACSL will contact by telephone or email the W-8BEN Holders which have not yet provided a W-8BEN Certificate (or other appropriate documents) or need to provide a new W-8BEN Certificate (or other appropriate documents) and remind them of the consequences of not providing a W-8BEN Certificate (or other appropriate documents) (i.e. withholding of tax by the Issuer).

ACSL will follow-up with holders who have given Other Documents as instructed in writing by the Issuer.

2 Business Days prior to each Interest Date	3.00 pm

ACSL will collate and tally W-8BEN Certificates received from W-8BEN Holders. ACSL will email to the Issuer the name and face value of holdings of Notes of W-8BEN Holders which have failed to provide a W-8BEN Certificate

Day	Latest Time	Action

by this date or provided an incomplete or illegible W-8BEN Certificate.

ACSL will give a list of holders for which ACSL has received Other Documents, together with the name and face value of their holdings of Notes.

Each Interest Date	12.00 pm

The Issuer will advise ACSL in accordance with clause 14.3 of the Services Agreement the names of the W-8BEN Holders which are to receive coupon, and the amount of such coupon (whether full or partial), based on whether a completed W-8BEN Certificate (or other appropriate documents) has been provided or the Issuer’s own review of the Other Documents sent to it by ACSL.

Each Interest Date	4.00 pm	Subject to and in accordance with clause 14.4 of the Services Agreement, ACSL will pay partial or full coupons to the W-8BEN Holders based on the instructions received from the Issuer.

DABSERV CORPORATE SERVICES PTY. LTD.

ABN 73 001 824 111

Level 61

GOVERNOR PHILLIP TOWER, I FARRER PLACE, SYDNEY NSW 2000 AUSTRALIA

FAX: +61 2 9296 3999	TELEPHONE: +61 2 9296 2000

28 September 2009
Aktiebolaget Svensk Exportkredit
P.O.Box 16368
Västra Trädgårdsgatan 11B
SE-103 27 Stockholm
Sweden

Dear Sir

Appointment of Dabserv Corporate Services Pty. Ltd. as agent for service of process

We understand that Aktiebolaget Svensk Exportkredit (“Principal”) wishes to appoint Dabserv Corporate Services Pty. Ltd. (ABN 73 001 824 111) (“Agent”) to accept on its behalf service of process, in respect of the ASX Austraclear Registry and IPA Services Agreement between the Principal and Austraclear Services Limited (“ACSL”) dated 28th September 2009 (the “Agreement”).

The Agent accepts this appointment on the terms and conditions set out in Schedule 1.

Please confirm your acceptance on behalf of the Principal of the above arrangements by signing and returning to us a copy of this letter.

Yours faithfully

/s/ Amanda Hough

Name: Amanda Hough
Position: Company Secretary
for and on behalf of
DABSERV CORPORATE SERVICES PTY. LTD.

We confirm our acceptance of the above arrangements;

/s/ Lars Horneij	/s/ Catherine Beijer
Name: Lars Horneij	Name:	Catherine Beijer
Executive Director and Head of Syndication		Legal Counsel and Head of LCM

Duly authorised officer signatories
For and on behalf of AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
Dated: 28th Septemeber 2009

Schedule 1

TERMS AND CONDITIONS OF ACCEPTING APPOINTMENT
AS AGENT FOR SERVICE OF PROCESS

1.             The duties of the Agent arising out of its appointment as agent for service of process are limited to those expressly provided in paragraph 2 below. The Agent will not be under any liability for its failure to perform any of the duties of its appointment except to the extent that the failure results from its negligence or willful default.

2.             Upon receipt by the Agent of any legal process addressed to the Principal in respect of the Agreement the Agent must:

a)             accept service thereof on behalf of the Principal;

b)            subject to paragraph 3, notify the Principal as promptly as reasonably possible by facsimile that service of such legal process has been made and accepted;

c)             retain a copy of such legal process; and

d)            send such legal process by registered airmail, post or (at the Agent’s option) by delivering the same to any international courier service with instructions to deliver such legal process to the Principal.

3.

a)             Except as set forth in paragraph 2 above, the Agent is not required to give the Principal any details in respect of any legal process other than the name of the party issuing the legal process and the date upon which the Agent accepted service of the legal process and, in particular, shall not be required to notify the Principal of the contents of the legal process or the substance of any claim being made by the party issuing the legal process.

b)            In any case where facsimile messages cannot be sent at the time of attempted transmission to the specified facsimile numbers, the Agent shall be free, and shall have no further responsibility other than, to notify receipt of the legal process to the Principal as soon as reasonably practicable, by such means as the Agent shall reasonably determine.

4.             The Agent must send all communications to the Principal at the facsimile numbers, or address (as appropriate) stated in schedule 2 marked for the attention of the person stated in schedule 2 unless notified of any change of facsimile, address or person, as the case may be. If the Principal wants to make any change in facsimile, address or specified person for the giving of notices in respect of this appointment, it must give the Agent no less than 7 days’ prior written notice of such change.

5.             The Agent, in the absence of negligence or willful default, is not liable to the Principal:

a)             for having accepted or purported to accept on behalf of the Principal service or delivery of any document or legal process believed by it to be legal process in respect of the Agreement but which is not so; or

b)            for having refused or declined to accept service or delivery of any document or legal process believed by it not to be legal process in respect of the Agreement but which is so.

6.             The Principal must upon first written demand indemnify and keep indemnified the Agent from and against and reimburse to the Agent all damages, liabilities, costs, claims, demands, charges and expenses arising in any way out of this appointment, except to the extent incurred by the Agent’s negligence or willful default. This indemnity will survive termination of this appointment.

7.             The Agent’s appointment and its responsibilities may be terminated by the Principal giving not less than 21 days’ notice in writing to the Agent of its wish to terminate the same to the Agent at the registered office of the Agent for the time being or at such other address as the Agent notifies to the Principal in writing for that purpose from time to time.

8.             The Agent may, by not less than 21 days’ notice in writing to the Principal terminate its appointment and its responsibilities under this agreement.

9.             The termination of the appointment of the Agent for any reason whatsoever is without prejudice to the accrued rights and obligations of the Principal or the Agent.

10.           Either the Principal or the Agent may accept a lesser period of notice in any case for which a specific period of notice is specified above.

11.           The fee payable to the Agent in relation to its acceptance of this appointment is A$3,000 plus GST if any.

12.           The appointment of the Agent does not import any agreement by Mallesons Stephen Jaques that they will act for the Principal in connection with any proceedings in respect of which the Agent accepts service on its behalf nor does it preclude Mallesons Stephen Jaques from acting for any other party to those proceedings.

13.           This agreement is governed by the law in force in New South Wales, Australia.

Schedule 2

DETAILS FOR NOTIFICATIONS

Name:	Aktiebolaget Svensk Exportkredit
Att: Head of Middle Office
CC: Legal Capital Markets

Address:	Aktiebolaget Svensk Exportkredit
P.O.Box 16368
Västra Trädgårdsgatan 11B
SE-103 27 Stockholm
Sweden

Postal Address:	P.O.Box 16368
SE-103 27 Stockholm
Sweden

Attention:	Head of Middle Office
CC: Head of Legal Capital Markets

Facsimile Number:	+46-8-411 48 13

LIST OF AUTHORIZED SIGNATORIES

Date of lssuance:	December 31, 2008
Valid until:	December 31, 2009, unless revoked prior to such date

AB Svensk Exportkredit (Swedish Export Credit Corporation) (“SEK”) is incorporated in the Kingdom of Sweden as a public company limited by shares (“publikt aktiebolag”) under the Swedish Companies Act of 2005 (the “Act”). SEK is a credit market company in accordance with the Banking and Financing Business Act (“lagen om bank- och finansieringsrörelse”) and is under the supervision of the Swedish Financial Supervisory Authority.

The Board of Directors of SEK has authorized Peter Yngwe, President of SEK, and Sven-Olof Söderlund, Executive Director of SEK, to jointly sign on behalf of SEK.

Peter Yngwe and Sven-Olof Söderlund hereby jointly authorize and empower the persons listed below, acting two jointly, being either any two A-signatories or any one A-signatory in combination with any one of the B-signatories, to sign for and on behalf of SEK in such matters where the President, in accordance with the Act, in his day to day activities, is empowered to solely represent and sign for and on behalf of SEK.

A-signatories

Name:	Specimen signature:

Richard Anund	/s/ Richard Anund

Fredrik Brynielsson	/s/ Fredrik Brynielsson

Carl Engelberth	/s/ Carl Engelberth
(up to and including 2009-02-28)

Lars-Olof Hilmertz	/s/ Lars-Olof Hilmertz

Lars Elorneij	/s/ Lars Elorneij

Måns Höglund	/s/ Måns Höglund

Bo Leander	/s/ Bo Leander

Håkan Lingnert	/s/ Håkan Lingnert

1

A-signatories (continued):

Name:	Specimen Signature:

Jane Lundgren Ericsson	/s/ Jane Lundgren Ericsson

Sirpa Rusanen	/s/ Sirpa Rusanen

Susanna Rystedt	/s/ Susanna Rystedt

Anna-Lena Söderlund	/s/ Anna-Lena Söderlund

Sven-Olof Söderlund	/s/ Sven-Olof Söderlund

Per Åkerlind	/s/ Per Åkerlind

B-signatories

Name:	Specimen Signature:

Nicholas Anderson	/s/ Nicholas Anderson

Catherine Beijer	/s/ Catherine Beijer

Karl Johan Bernerfalk	/s/ Karl Johan Bernerfalk

Anders Björkman	/s/ Anders Björkman

Miriam Bratt	/s/ Miriam Bratt

Jan Brickner	/s/ Jan Brickner

Stephan Bruus	/s/ Stephan Bruus

Karin Danell	/s/ Karin Danell

Anna-Maria Eriksson	/s/ Anna-Maria Eriksson

2

B-signatories (continued):

Ulla Folke	/s/ Ulla Folke
(up to and including 2009-02-28)

Carl Holst	/s/ Carl Holst

Per Kamperin	/s/ Per Kamperin

Eva Kimber	/s/ Eva Kimber

Per Anders Kull	/s/ Per Anders Kull

Sirous Kia	/s/ Sirous Kia
(up to and including 2009-06-30)

Michael Käbin	/s/ Michael Käbin

Klas Lindgren	/s/ Kias Lindgren

Anna-Karin Ljung	/s/ Anna-Karin Ljung

Erik Lönnberg	/s/ Erik Lönnberg

Anders Nilsson	/s/ Anders Nilsson

Eva Ohlsson	/s/ Eva Ohlsson

Carina Riglén	/s/ Carina Riglén

André Sebelius	/s/ André Sebelius

Evelyn Törnqvist	/s/ Evelyn Törnqvist

Per Törnqvist	/s/ Per Törnqvist

Johan Winlund	/s/ Johan Winlund

Katarina Åhlund	/s/ Katarina Åhlund

3

Stockholm, December 31, 2008

For and on behalf of

AB SVENSK EXPORTKREDIT

/s/ Peter Yngwe	/s/ Sven-Olof Söderlund
Peter Yngwe	Sven-Olof Söderlund
President	Executive Director

4